Exhibit 99(b)

FORM OF NOTICE OF GUARANTEED DELIVERY

PENNSYLVANIA ELECTRIC COMPANY

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

6.05% Exchange Senior Notes due 2017,

which have been registered under the Securities Act of 1933, as amended,

for any and all outstanding

6.05% Senior Notes due 2017,

which were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended

Pursuant to the Prospectus dated                     , 2007.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s 6.05% Senior Notes due 2017 (the “Original Notes”) are not immediately available, (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the expiration date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent (as defined below). See “The Exchange Offer—Procedures For Tendering Original Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender the Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:

The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention: Evangeline R. Gonzales—Corp. Trust Ops—Reorganization Unit/7 East	The Bank of New York 101 Barclay Street, 7 East New York, New York 10286 Attention: Evangeline R. Gonzales—Corp. Trust Ops—Reorganization Unit	(Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information: (212) 815-3738

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Pennsylvania Electric Company, a Pennsylvania corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus, dated                     , 2007, (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of the Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes.”

Description of the Original Notes

Name(s) and Address(es) of Holder(s) (Attach additional list if necessary)	Certificate Number(s)*	Aggregate Principal Amount of the Original Notes	Principal Amount Tendered**
		$	$
		$	$
Total Principal Amount of the Original Notes			$
* Need not be completed by holders tendering by book-entry transfer.
** The Original Notes may be tendered in whole or in part in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

If the Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

DATE:

AREA CODE AND TELEPHONE NO.:

Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for the Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to so act.

Please print name(s) and address(es).

NAME:

CAPACITY:

ADDRESS (INCLUDING ZIP CODE):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a securities transfer association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

SIGNATURE GUARANTEE

(AUTHORIZED SIGNATURE)
(PRINTED NAME)
(TITLE)
(NAME OF FIRM)
(ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF FIRM)

DATE:

NOTE: DO NOT SEND THE ORIGINAL NOTES WITH THIS FORM. THE ORIGINAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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